                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

  Sales Revenue Change, Volume Effect, Price Effect and Interdivisional Effect

                                                                               Fourth Quarter, 2002
                                                           -----------------------------------------------------------
                                                                                     Change in Revenue Due To
                                                                            ------------------------------------------
                                                                                                             Inter-
                                                             Revenue          Volume          Price        divisional
                                                             % Change         Effect          Effect         Effect
                                                           -------------    ------------    -----------    -----------
Eastman Division Segments:
   Coatings, Adhesives, Specialty Polymers, and Inks              6%             (4)%             (3)%              5%
   Performance Chemicals and Intermediates                       48%              6%               1%              45%
   Specialty Plastics                                            26%             15%              (5)%             14%
                                                             ------          ------           ------           ------
      Total                                                      24%              3%              (2)%             21%
                                                             ======          ======           ======           ======

Voridian Division Segments:
   Polymers                                                      13%              9%              (2)%              5%
   Fibers                                                         6%             (1)%             (2)%             11%
                                                             ------          ------           ------           ------
      Total                                                      10%              6%              (2)%              6%
                                                             ======          ======           ======           ======
Total Eastman Chemical Company                                    4%              4%              (2)%
                                                             ======          ======           ======

                                                                              Twelve Months, 2002
                                                           -----------------------------------------------------------
                                                                                     Change in Revenue Due To
                                                                            ------------------------------------------
(Dollars in millions, except per share amounts)                                                             Inter-
                                                              Revenue          Volume         Price        divisional
                                                             % Change         Effect          Effect         Effect
                                                           -------------    ------------    -----------    -----------
Eastman Division Segments:
   Coatings, Adhesives, Specialty Polymers, and Inks              6%              4%              (3)%              4%
   Performance Chemicals and Intermediates                       34%              8%              (6)%             37%
   Specialty Plastics                                            11%              2%              (4)%             12%
                                                             ------          ------           ------           ------
      Total                                                      17%              5%              (4)%             17%
                                                             ======          ======           ======           ======

Voridian Division Segments:
   Polymers                                                      (1)%             8%             (13)%              4%
   Fibers                                                        14%             11%              (2)%             12%
                                                             ------          ------           ------           ------
      Total                                                       3%              9%             (10)%              6%
                                                             ======          ======           ======           ======
Total Eastman Chemical Company                                   (1)%             7%              (7)%
                                                             ======          ======           ======


Factors affecting the change in sales revenue include sales volumes, selling prices, interdivisional transactions, product mix and foreign currency exchange rates. The impact of some of the most significant factors is presented above.




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